REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is entered into on May__, 2018 by and between National Energy Services Reunited Corp., a British Virgin Islands company (the “Company”), and Hana Investments Co. WLL, formed under the laws of Bahrain (“Olayan”) (each of Olayan and the Company to be referenced hereinafter as a “Party” or collectively as “Parties”).

WHEREAS, the Company, Olayan, NPS Holdings Limited (“NPS”) and OFS Investments Limited, Arab Petroleum Investments Corporation, Castle SPC Limited, Al Nowais Investments LLC, Abdulaziz Aldelaimi and Fahad Abdulla Bindekhayel entered into that certain Stock Purchase Agreement, dated as of November 12, 2017 (the “SPA”), pursuant to which Olayan agreed to acquire 83,660,878 shares, $1.00 par value per share, of NPS (the “NPS Shares”);

 WHEREAS, pursuant to the SPA, the Company has agreed to Olayan and its subsidiaries and affiliates certain registration and other rights in the United States with respect to the Registrable Securities; and

WHEREAS, on the date hereof, the Company and Olayan entered into that certain Shares Purchase Exchange Agreement (“SPEA”) pursuant to which, on the NESR Closing Date, Olayan agreed to contribute the legal and beneficial ownership of the NPS Shares to the Company in exchange for the issuance by the Company of the Shares (as defined in the SPEA) on the terms and subject to the conditions set out in the SPEA.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1         Definitions.  The following capitalized terms used herein have the following meanings.  Any defined terms used in this Registration Rights Agreement and not defined herein shall have the same meaning as in the SPA:

“Approved Context” is defined in Section 2.8.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble of this Registration Rights Agreement.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” is defined in Section 2.4.1.

“Form S-3” is defined in Section 2.3.

“Holder Information” is defined in Section 2.8.

“Indemnified Party” is defined in Section 3.3.

“Indemnifying Party” is defined in Section 3.3.

“Initiating Holder” is defined in Section 2.1.1.

“Investor Indemnified Party” is defined in Section 3.1.

“Maximum Number of Shares” is defined in Section 2.1.4.

“NESR Closing Date” is defined in the SPA.

“NPS Shares” is defined in the Recitals of this Registration Rights Agreement.

“Olayan” is defined in the preamble of this Registration Rights Agreement.

“Ordinary Share” means the ordinary share of the Company, no par value.

“Partner Distribution” is defined in Section 2.4.4.

“Party” or “Parties” is defined in the preamble of this Registration Rights Agreement.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Piggy-Back Registration” is defined in Section 2.2.1

“Pro Rata” is defined in Section 2.1.4.

“register,” “registered” and “registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and such registration statement becoming effective.

“Registrable Securities” means (i) the Shares and (ii) any other ordinary shares, of no par value, of the Company held by Olayan or any of its subsidiaries or affiliates at any time (including those held as a result of, or issuable upon, the conversion or exercise of options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), or depositary receipts or depositary shares representing or evidencing, Ordinary Shares (including, without limitation, any note or debt security convertible into or exchangeable for Ordinary Shares), whether now owned or acquired by Olayan at a later time.

Registrable Securities include any warrants, shares of capital or other securities of the Company (or any successor thereto) issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the securities referenced in the prior sentence.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:  (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations or any other limitation or restriction imposed by Rule 144 under the Securities Act.

“Registration Rights Agreement” means this agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4, Form F-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Period” is defined in Section 2.4.2.

“Resale Shelf Registration Statement” is defined in Section 2.4.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shelf Offering” is defined in Section 2.3.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on either (a) Form S-3 or Form F-3 (or any successor form or other appropriate form under the Securities Act) or (b) if the Company is not permitted to file a Registration Statement on Form S-3 or Form F-3, an evergreen Registration Statement on Form S-1 or Form F-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“SPA” is defined in the Recitals of this Registration Rights Agreement.

“SPEA” is defined in the Recitals of this Registration Rights Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

ARTICLE 2
REGISTRATION RIGHTS

2.1        Demand Registration.

2.1.1          Request for Registration.

(a)          At any time and from time to time on or after the NESR Closing Date, Olayan may make a written demand (such holder, the “Initiating Holder”) for registration under the Securities Act of all or part of its Registrable Securities (a “Demand Registration”).  Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be registered and the intended method(s) of distribution thereof.  The Company will notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, including, without limitation, the Initiating Holder(s), a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company.  Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 2.5.1(a).  Olayan shall be entitled to cause the Company to effect up to two (2) Demand Registrations under this Section 2.1.1.

(b)          the Company shall file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within sixty (60) days after receiving a request for a Demand Registration and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that:

(i)          the Company shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) within sixty (60) days after the effective date of a previous Demand Registration, other than a Shelf Registration Statement or Resale Shelf Registration Statement; and

(ii)          the Company shall not be obligated to effect a Demand Registration pursuant to Section 2.1.1(a) unless such demand request is for a number of Registrable Securities with a market value that is equal to at least $25,000,000 as of the date of such request.

2.1.2          Effective Registration.  A registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Registration Rights Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided further that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3          Underwritten Offering.  If the Initiating Holder so elects and such holder so advises the Company as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering.  In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein.  All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Initiating Holder.

2.1.4          Reduction of Offering.  If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration:  (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.  Notwithstanding the foregoing, no employee of the Company or any subsidiary thereof will be entitled to participate, directly or indirectly, in any such registration to the extent that the managing Underwriter or Underwriters (or, in the case of any offering that is not underwritten, a nationally recognized investment banking firm) determines in good faith that the participation of such employee in such registration would adversely affect the marketability or offering price of the securities being sold in such registration.

2.1.5          Withdrawal.  If any Demanding Holder disapproves of the terms of any underwriting or is not entitled to include all of its Registrable Securities in any offering, such Demanding Holder may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of its request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration or, if later, prior to the pricing date of the applicable offering.  If the Initiating Holder withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1 by such Initiating Holder; provided that, if the registration is completed, then the demand request will be considered to have been made by the Demanding Holder that sells the greatest number of Registrable Securities in the offering or, if such Demanding Holder is not entitled to any demands, to the Demanding Holder that sells the next greatest number of shares.

2.2        Piggy-Back Registration.

2.2.1          Piggy-Back Rights.  If at any time on or after the NESR Closing Date the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”).  The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2          Reduction of Offering.  If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with the Registrable Securities as to which registration has been requested under this Section 2.2 and the Ordinary Shares, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a)          if the registration is undertaken for the Company’s account:  (A) first, the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)          if the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the Ordinary Shares or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3          Withdrawal.  Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement or, if later, prior to the pricing date of the applicable offering.  The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 2.7.

2.3        Registrations on Form S-3.  The holders of Registrable Securities may, at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or Form F-3 (as applicable) or any similar short-form registration to the extent available at such time, including, without limitation, an automatic shelf registration available to well-known seasoned issuers (“Form S-3”).  Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company.  At any time that a Form S-3 is effective, if Olayan delivers a notice to the Company stating that it intends to effect an underwritten offering or distribution of all or part of its Registrable Securities included by it on any Form S-3 (a “Shelf Offering”), then the Company shall amend or supplement the Form S-3 as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering.  If the managing Underwriter or Underwriters for a Shelf Offering that is to be an underwritten offering advises the Company and the selling holders of Registrable Securities in writing that the dollar amount or number of shares of Registrable Securities which the selling holders desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the Maximum Number of Shares, then the Company shall include shares in such registration in the manner provided for in Section 2.1.4.  The Company shall not be obligated to effect any Shelf Offering or registration pursuant to this Section 2.3:  (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000.  Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4        Resale Shelf Registration.

2.4.1          Filing.  As promptly as practicable following the NESR Closing Date, but in any event within four (4) months following the NESR Closing Date (the “Filing Date”), the Company shall file with the Commission a Shelf Registration Statement relating to the offer and sale of all Registrable Securities owned by Olayan (the “Resale Shelf Registration Statement”).  If any Resale Shelf Registration Statement is filed before the time that is thirty (30) days after the NESR Closing Date, then Company shall cause to be registered the Registrable Securities in such Resale Shelf Registration Statement.

2.4.2          Continued Effectiveness.  The Company shall use its commercially reasonable efforts to have the Resale Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than thirty (30) days after the Filing Date (or one hundred twenty (120) days after the Filing Date if the Commission notifies the Company that it will “review” the Resale Shelf Registration Statement).  The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Resale Shelf Registration Statement or any Subsequent Shelf Registration (as defined below) until such time as all Registrable Securities have been sold pursuant to the Resale Shelf Registration Statement or a Subsequent Shelf Registration (but in no event for a shorter period than the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder) (such required period(s) of effectiveness, collectively, the “Resale Shelf Period”).  Subject to Section 2.6, the Company shall not be deemed to have used commercially reasonable efforts to keep the Resale Shelf Registration Statement effective during the Resale Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in the holders of Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Resale Shelf Registration Statement during the Resale Shelf Period, unless such action or omission is required by applicable law.  The filing of the Resale Registration Statement and offers and sales thereunder shall not be deemed to be a Demand Registration pursuant to this Registration Rights Agreement.  The holders of Registrable Securities shall be eligible to sell their Registrable Securities pursuant to such Resale Registration Statement from time to time on one or more occasions, including, without limitation, through one or more underwritten offerings.

2.4.3          Subsequent Shelf Registration.  If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Resale Shelf Period, the Company shall use its reasonable best efforts as promptly as is reasonably practicable to cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts as promptly as is reasonably practicable to amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders thereof of all securities that are Registrable Securities as of the time of such filing.  If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (x) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (y) keep such Subsequent Shelf Registration continuously effective and usable until the end of the Resale Shelf Period.  Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 or Form F-3 to the extent that the Company is eligible to use such form.  Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the holders in accordance with any reasonable method of distribution elected by Olayan or for sale by the Company, as the case may be.

2.4.4          Partner Distribution.  Notwithstanding anything contained herein to the contrary, the Company hereby agrees that (i) the Resale Shelf Registration Statement and any Subsequent Shelf Registration shall contain all language (including, without limitation, on the prospectus cover page, the principal shareholder chart and the plan of distribution) as may reasonably be requested by Olayan to allow for a distribution of Registrable Securities to, and resale by, the direct and indirect affiliates, partners, members, shareholders, directors, employees or consultants of Olayan (a “Partner Distribution”) and (ii) the Company shall, at the reasonable request of Olayan to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably requested to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by Olayan to effect such Partner Distribution (including the ability for the distributees to resell such Registrable Securities), including naming in a prospectus supplement or post-effective amendment all of the affiliates, partners, members, shareholders, directors, employees or consultants of Olayan who receive securities in the Partner Distribution so that they may resell the securities received.  Any Ordinary Shares distributed pursuant to a Partner Distribution shall remain “Registrable Securities” until they are sold or transferred by the recipients thereof.

2.4.5          Block Trades.  Notwithstanding anything stated in this Registration Rights Agreement to the contrary, in the event that Olayan wishes to engage in an underwritten block trade or overnight bought deal (or other similar registered offering), Olayan shall not be required to give more than one (1) day’s notice of the transaction to any other holder or the Company, but shall endeavor to work with the Company, Olayan and the applicable underwriters sufficiently in advance of the launch date of such transaction in order to prepare the requisite documentation and prospectus supplement necessary in order to implement such offering.  For the avoidance of doubt, the Initiating Holder with respect to such underwritten block trade or overnight bought deal (or other similar registered offering) shall determine the launch date for such transaction.

2.5        Registration Procedures.

2.5.1          Filings; Information.  Whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Article 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(a)          Filing Registration Statement.  The Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1 or a request pursuant to Section 2.3, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 2.5.1(c); provided, however, that the Company shall have the right to defer any Demand Registration for up to seventy-five (75) days, such that any obligations of Company pursuant to a Demand Registration shall be extended by up to seventy-five (75) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any three hundred and sixty-five (365)-day period in respect of a Demand Registration hereunder.

(b)          Copies.  The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

(c)          Amendments and Supplements.  The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities.

(d)          Notification.  After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following:  (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment, and promptly deliver to holders of Registrable Securities and their counsel any written comments received from the Commission with respect to the Registration Statement, Prospectus or any amendment or supplement thereto; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

(e)          State Securities Laws Compliance.  The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, or subject itself to taxation in any such jurisdiction.

(f)          Agreements for Disposition.  The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including using commercially reasonable efforts to cause its counsel and auditors to provide the Underwriters with legal opinions and comfort letters reasonably requested by the Underwriters.  The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement.  No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

(g)          Cooperation.  The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

(h)          Records.  The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

(i)          Opinions and Comfort Letters.  The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter.  In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(j)          Earnings Statement.  The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k)          Listing.  The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

(l)          Road Show.  If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

(m)          Removal of Restrictive Legends.  The Company shall cooperate with the selling holders of Registrable Securities and the managing Underwriter or Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends.

2.6          Obligation to Suspend Distribution.  Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5.1(d)(iv), each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 2.5.1(d).  In addition, in the case of a resale registration pursuant to Section 2.3 or Section 2.4 hereof, in the event that a holder of Registrable Securities is an insider subject to the Company’s insider trading compliance program, upon any suspension by the Company pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, then each such insider shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the restriction on the ability of “insiders” to transact in the Company’s securities is removed.  In either case, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

2.7          Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration effected pursuant to Section 2.3 or Section 2.4, and all expenses incurred in performing or complying with its other obligations under this Registration Rights Agreement, whether or not the Registration Statement becomes effective, including, without limitation:  (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 2.5.1(k); (vi) any other fees and expenses associated with filings required to be made with the Financial Industry Regulatory Authority or any other regulatory authority; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 2.5.1(i); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one (1) legal counsel for Olayan in connection with any such registration or offering (together with any local counsel).

The Company shall have no obligation to pay any underwriting fees, including discounts or selling commissions, attributable to the Registrable Securities being sold by the holders thereof, which underwriting fees shall be borne by such holders. The holders shall not be required to pay any other costs or expenses in connection with any registration or offering made pursuant to this Registration Rights Agreement, other than their pro rata portion of underwriting discounts or selling commissions and any fees and expenses of legal counsel not otherwise paid by the Company pursuant to this Section 2.7.

2.8          Information.  The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Article 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws; provided, however, that under no circumstances will the Company be permitted to file any Registration Statement, amendment or supplement incorporating any information or affidavits supplied by any holder of Registrable Securities or using the holder’s name (collectively, the “Holder Information”) unless (i) such Holder Information is incorporated verbatim as supplied by the holder (or in the case of the holder’s name, incorporated exactly and only in the context consented to by the holder (the “Approved Context”)) or (ii) the holder has consented in writing to any modification to such Holder Information (or, in the case of the holder’s name, has consented to use in a context broader than the Approved Context).

ARTICLE 3
INDEMNIFICATION AND CONTRIBUTION

3.1          Indemnification by the Company.  The Company agrees to indemnify and hold harmless Olayan and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls Olayan and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, any free writing prospectus or any written or oral materials distributed to or presented to investors at any roadshow or other meetings with investors, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action as they are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or summary prospectus, or any such amendment or supplement, free writing prospectus or roadshow, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.

3.2          Indemnification by Holders of Registrable Securities.  Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Registration Rights Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or any free writing prospectus or any written or oral material distributed or presented to investors at any roadshow or other meetings with investors, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action.  Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.  The parties hereto agree that the only information furnished in writing to the Company by any selling holder shall be information about the number of shares owned by such holder included in the Registration Statement or prospectus, or any amendment or supplement thereto, in the selling stockholder table.

3.3          Conduct of Indemnification Proceedings.  Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 3.1 or Section 3.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure.

If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or because the Indemnified Party and Indemnifying Parties may have different or conflicting defenses in any such action.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an Indemnified Party.

3.4        Contribution.

3.4.1          If the indemnification provided for in the foregoing Section 3.1, Section 3.2 and Section 3.3 is unavailable to any Indemnified Party in respect of or insufficient to cover any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

3.4.2          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 3.4.1.

3.4.3          The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Article 3, no holder of Registrable Securities shall be required to pay any amount in respect of indemnification and/or contribution in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such indemnification and/or contribution obligation.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  In addition, no holder of Registrable Securities or any affiliate thereof shall be required to pay any amount as contribution, unless such person or entity would have been required to pay such amount pursuant to Section 3.2, if it had been applicable in accordance with its terms.

3.4.4          The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any Indemnified Party and shall survive the transfer of the Registrable Securities by any such Party.  The indemnification and contribution required by this Registration Rights Agreement shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

ARTICLE 4
RULE 144

4.1          Rule 144.  The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.  To the extent any holder desires to sell Registrable Securities pursuant to Rule 144, the Company agrees to provide customary instructions to the transfer agent to remove any restrictive legends from such securities and to provide or cause any customary opinions of counsel to be delivered to the transfer agent in connection with any such sale.  In addition, the Company agrees to remove any restrictive legend from the Registrable Securities upon the reasonable request of any holder as soon as reasonably permitted by applicable law and customary practice (including customary transfer agent practices).

ARTICLE 5
MISCELLANEOUS

5.1          Assignment; No Third-Party Beneficiaries.  This Registration Rights Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.  This Registration Rights Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder.  This Registration Rights Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties, to the permitted assigns of Olayan or holder of Registrable Securities or of any assignee of Olayan or holder of Registrable Securities.  This Registration Rights Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 3 and this Section 5.1.

5.2          Notices.  All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Registration Rights Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such Party shall have specified most recently by written notice.  Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day.  Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

National Energy Services Reunited Corp.
777 Post Oak Blvd., Suite 800
Houston, Texas 77056
Attn:  Sherif Foda, Chief Executive Officer

with a copy to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Attn: Stuart Neuhauser, Esq.

To the Olayan:

P.O. Box 8772
Riyadh, 11492, Saudi Arabia
Attn:  Fadi Otaqui
E-mail:  F.Otaqui@olayangroup.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling (London) LLP
9 Appold Street
London EC2A 2AP
United Kingdom
Attn:  Paul Strecker
E-mail:  Paul.Strecker@Shearman.com

5.3          Severability.  This Registration Rights Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Registration Rights Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Registration Rights Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4          Counterparts.  This Registration Rights Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

5.5          Entire Agreement.  This Registration Rights Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the Parties, whether oral or written.

5.6          Modifications and Amendments.  No amendment, modification or termination of this Registration Rights Agreement shall be effective against the Company or any holder of Registrable Securities unless such amendment, modification or termination is approved in writing by the Company and Olayan.

5.7          Titles and Headings.  Titles and headings of sections of this Registration Rights Agreement are for convenience only and shall not affect the construction of any provision of this Registration Rights Agreement.

5.8          Waivers and Extensions.  Any party to this Registration Rights Agreement may waive any right, breach or default which such Party has the right to waive; provided, however, that such waiver will not be effective against the waiving Party unless it is in writing, is signed by such Party, and specifically refers to this Registration Rights Agreement.  Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred.  Any waiver may be conditional.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.  No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.9          Remedies Cumulative.  In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Registration Rights Agreement, Olayan or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Registration Rights Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Registration Rights Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond.  None of the rights, powers or remedies conferred under this Registration Rights Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Registration Rights Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.10          Governing Law.  This Registration Rights Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York.

5.11          Waiver of Trial by Jury.  Each Party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Registration Rights Agreement, the transactions contemplated hereby, or the actions of Olayan in the negotiation, administration, performance or enforcement hereof.

5.12          Further Assurances.  Each Party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Registration Rights Agreement and the consummation of the transactions contemplated hereby.

5.13          Restructuring.  To the extent that the board of directors or other governing authority of the Company elects to effect a restructuring or recapitalization of the Company or substantially all of the business of the Company through a subsidiary or parent company of the Company or otherwise, the provisions of this Registration Rights Agreement shall be appropriately adjusted, and the holders of Registrable Securities and the Company shall enter into such further agreements and arrangements as shall be reasonably necessary or appropriate to provide the holders of Registrable Securities with Substantially the same registration rights as they would have under this Registration Rights Agreement, giving due consideration to the nature of the new public entity, the nature of the securities to be offered and tax and other relevant considerations.  The Company agrees that it shall not effect or permit to occur any combination or subdivision of its capital stock which would adversely affect the ability of any holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Registration Rights Agreement or the marketability of such Registrable Securities in any such registration.

The provisions of this Registration Rights Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company, any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) or any subsidiary or parent company of the Company which may be issued in respect of, in exchange for or in substitution of Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

NATIONAL ENERGY SERVICES REUNITED CORP.

By:
Name: Title:

OLAYAN:

Hana Investments Co. WLL

By:
Name: Title: